                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Charles W. Cramb and Richard K. Willard, jointly and severally, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                  Title                          Date
---------                                  -----                          ----
/s/James M. Kilts           Chairman of the Board of Directors,      March 14, 2002
---------------------       Chief Executive Officer and Director
James M. Kilts


/s/Edward F. DeGraan        President, Chief Operating Officer and   March 14, 2002
---------------------       Director
Edward F. DeGraan


/s/Charles W. Cramb         Senior Vice President and                March 14, 2002
---------------------       Chief Financial Officer
Charles W. Cramb


/s/Claudio E. Ruben         Vice President, Controller and           March 14, 2002
---------------------       Principal Accounting Officer
Claudio E. Ruben


/s/Warren E. Buffett        Director                                 March 14, 2002
---------------------
Warren E. Buffett


/s/Wilbur H. Gantz          Director                                 March 14, 2002
---------------------
Wilbur H. Gantz


/s/Michael B. Gifford       Director                                 March 14, 2002
---------------------
Michael B. Gifford


/s/Carol R. Goldberg        Director                                 March 14, 2002
---------------------
Carol R. Goldberg

Signature                                  Title                          Date
---------                                  -----                          ----
/s/Dennis F. Hightower      Director                                 March 14, 2002
-----------------------
Dennis F. Hightower


/s/Herbert H. Jacobi        Director                                 March 14, 2002
-----------------------
Herbert H. Jacobi


/s/Henry R. Kravis          Director                                 March 14, 2002
-----------------------
Henry R. Kravis


/s/Jorge P. Lemann          Director                                 March 14, 2002
-----------------------
Jorge P. Lemann


/s/Richard R. Pivirotto     Director                                 March 14, 2002
-----------------------
Richard R. Pivirotto


/s/Marjorie M. T. Yang      Director                                 March 14, 2002
-----------------------
Marjorie M. T. Yang


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